As filed with the Securities and Exchange Commission on
                                  June 29, 2001
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 22, 2001


                               WEST COAST BANCORP
             (Exact name of registrant as specified in its charter)


 California                                             95-3586860
 (State or other jurisdiction of                        (I.R.S. employer
 incorporation or organization)                         identification number)


                         Commission file number 0-10897

                               535 E. First Street
                          Tustin, California 92780-3312
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (714) 730-4499


                                 Not applicable
          (Former name or former address, if changed since last report)



                    THIS REPORT INCLUDES A TOTAL OF 36 PAGES

West Coast Bancorp and Subsidiaries


Item 1.  Change in Control of Registrant

                  Not applicable.


Item 2.  Acquisition or Disposition of Assets

                  Not applicable.


Item 3.  Bankruptcy or Receivership

                  Not applicable.


Item 4.  Changes in Registrant's Certifying Accountant

                  Not applicable.


Item 5.  Other Events

On June 22, 2001, West Coast Bancorp and its subsidiary Sunwest Bank entered into an Agreement and Plan of Reorganization pursuant to which West Coast Bancorp would merge with and into Sunwest Bank and each shareholder of West Coast Bancorp would receive 0.03304 shares of Sunwest Bank for each share of West Coast Bancorp they owned at the time of the merger. Following the
reorgnaization,   Shareholders   of  West  Coast  Bancorp  would   directly  own
substantially the same percentage of Sunwest Bank that they currently own through West Coast Bancorp. The merger is subject to receipt of necessary regulatory and shareholder approvals. A press release relating to the reorganization is attached hereto ss Exhibit 99.1. The Agreement and Plan of Reorganization is attached hereto as Exhibit 99.2.


Item 6.  Resignation of Registrant's Directors

                  Not applicable.


Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

Exhibit 99.1      Press Release

Exhibit 99.2 Agreement and Plan of Reorganization by and between West Coast Bancorp and Sunwest Bank dated June 22, 2001


Item 8.  Change in Fiscal Year

                  Not applicable.


Item 9.  Regulation FD Disclosure

                  Not applicable.

West Coast Bancorp and Subsidiaries




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WEST COAST BANCORP
                                        (Registrant)


Date:  June 29, 2001                    By /s/Frank E. Smith
                                        ----------------------------------------
                                        Frank E. Smith
                                        Executive Vice President
                                        and Chief Financial Officer

West Coast Bancorp and Subsidiaries


Exhibit 99.1      Press Release

                               WEST COAST BANCORP
================================================================================

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                   CONTACT:
MONDAY June 25, 2001                    Frank E. Smith
                                        Chief Financial Officer
                                        (714) 730-4492

      WEST COAST BANCORP, CA, ENTERS INTO MERGER AGREEMENT WITH SUBSIDIARY

TUSTIN, CA, JUNE 25, 2001 -- West Coast Bancorp (OTC Bulletin Board: WCBC), a California bank holding company, today announced the signing of a definitive merger agreement for the merger of West Coast Bancorp into its 56.5% subsidiary Sunwest Bank, a California state chartered bank. The combined institution will operate under the name Sunwest Bank and will have approximately $215 million in assets. West Coast Bancorp anticipates that the merger will result in operational cost savings for the combined institution.

Pursuant to the merger agreement, holders of West Coast Bancorp common stock will receive 0.03304 shares of Sunwest Bank common stock for each share of West Coast Bancorp common stock owned at the time of the merger. Sunwest Bank has previously approved a 5,000 for one stock split. Accordingly, immediately after the merger, approximately 575,000 shares of Sunwest Bank common stock will be outstanding, subject to adjustment for the payment of cash in lieu of the issuance of fractional shares of Sunwest Bank common stock. Under the terms of the merger agreement, and subject to the fractional share adjustment described above, West Coast Bancorp shareholders will own approximately 56.7% of Sunwest Bank following completion of the merger. The transaction will be accounted for under the purchase method of accounting. The transaction is expected to close during the fourth quarter of 2001 pending receipt of necessary regulatory approvals and approval by West Coast Bancorp shareholders.

Sunwest Bank offers personalized products and services to businesses through its offices in Tustin, Newport Beach and Anaheim. Sunwest operates under a basic philosophy -- "Simply service". At March 31, 2001, Sunwest Bank had $208.1 million in total assets, $176.5 million in total deposits, $136.2 million in total loans and shareholders' equity of $23 million.

Certain matters discussed in this press release constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the pending merger with Sunwest Bank. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements due to a number of factors, including, but not limited to, when and if the proposed merger is consummated, receipt of necessary regulatory and shareholder approvals, the success in reducing costs of the combined entity, how much cash is issued by Sunwest Bank in lieu of fractional shares, and other risks detailed in West Coast Bancorp's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

                                       ###

                                                    39
West Coast Bancorp and Subsidiaries


Exhibit 99.2      Agreement and Plan of Reorganization

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OR REORGANIZATION ("Agreement") is made and entered into as of the 22 day of June, 2001, by and between WEST COAST BANCORP, a California corporation ("West Coast") and SUNWEST BANK, a California banking corporation ("Sunwest").

     WHEREAS, the Boards of Directors of West Coast and Sunwest deem advisable and in the best interests of their respective shareholders the merger of West Coast with and into Sunwest (the "Merger") upon the terms and conditions set forth herein and in accordance with the California General Corporation Law (the "CGCL") (Sunwest, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation");

     WHEREAS, the Boards of Directors of West Coast and Sunwest have approved the merger pursuant to this Agreement and the Agreement of Merger by and between Sunwest and West Coast (the "Agreement of Merger") in substantially the form of Exhibit A attached hereto and incorporated herein by this reference, pursuant to which West Coast will merge with and into Sunwest and each outstanding share of West Coast common stock, no par value ("West Coast Stock"), excluding any West Coast Perfected Dissenting Shares (as defined below), will be converted into the right to receive a specified amount of Sunwest common stock, no par value ("Sunwest Stock"), upon the terms and subject to the conditions set forth herein, and the shares of Sunwest Stock held by West Coast shall be canceled in accordance with the Agreement of Merger; and

     WHEREAS, the Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto do covenant and agree as follows:

                                       1.

                                   DEFINITIONS

     Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement, the following terms shall have the respective meanings specified below:

     "Affiliate" of, or a person "Affiliated" with, a specific person(s) is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person(s) specified.

     "Affiliated Group" means, with respect to any entity, a group of entities required or permitted to file consolidated, combined or unitary Tax Returns (as defined herein).

     "Agreement of Merger" has the meaning set forth in the second recital of this Agreement.

     "Benefit Arrangements" has the meaning set forth in Section 4.20(b).

     "BHC Act" means the Bank Holding Company Act of 1956, as amended.

     "Business Day" means any day other than a Saturday, Sunday or day on which a bank chartered under the laws of the State of California is closed.

     "Centennial" means Centennial Beneficial Loan Company, Inc., a California corporation and wholly-owned subsidiaryof West Coast.

     "Certificates" have the meaning set forth in Section 2.7(b).

     "CGCL" has the meaning set forth in the first recital of this Agreement.

     "Chancellor" means Chancellor Financial Services, Inc., a California corporation and wholly-owned subsidiary of West Coast.

     "Closing" means the consummation of the Merger provided for in Article 2 of this Agreement on the Closing Date (as defined herein) at the offices of West Coast, 535 E. First Street, Tustin, California 92780-3312, or at such other place as the parties may agree upon.

     "Closing Date" means the date which is the first Friday which follows the last to occur of (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of West Coast and Sunwest, (ii) the receipt of all permits, authorizations, approvals and consents specified in
Section 9.3 hereof, (iii) the expiration of all applicable waiting periods under the law, and (iv) the expiration of the 30 day period following the mailing by West Coast to its shareholders of a notice of approval of the Merger by the outstanding shares pursuant to Section 1301 of the CGCL, or such other date as the parties may agree upon.

     "Code" has the meaning set forth in the third recital of this Agreement.

     "Conversion Ratio" has the meaning set forth in Section 2.2(a).

     "DFI" means the Department of Financial Institutions of the State of California.

     "Effective Time of the Merger" means the date upon which the Merger is consummated and the Agreement of Merger is filed with the Secretary of State of the State of California.

     "Employee Plans" has the meaning set forth in Section 4.20(a).

     "Encumbrance" shall mean any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

     "Environmental Regulations" has the meaning set forth in Section 4.12(b).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means American Stock Transfer and Trust.

     "Exchange Fund" has the meaning set forth in Section 2.7(a).

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Statements of Sunwest" means the audited consolidated financial statements and notes thereto of Sunwest and the related opinions thereon for the years ended December 31, 1998, 1999 and 2000 and the unaudited consolidated financial statements and notes thereto for the quarter ended March 31, 2001.

     "Financial Statements of West Coast" means the audited consolidated financial statements and notes thereto of West Coast and the related opinions thereon for the year end December 31, 2000 and included in West Coast's Annual Reports on Form 10-KSB for the years ended December 31, 1998 and 1999 and the unaudited consolidated financial statements and notes thereto of West Coast for the quarter ended March 31, 2001 and included in West Coast's Quarterly Report on Form 10-QSB.

     "FRB" means the Board of Governors of the Federal Reserve System.

     "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any United States federal, state, municipal, domestic, foreign or other administrative authority or instrumentality.

     "Hazardous Materials" has the meaning set forth in Section 4.12(b).

     "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

     "IRS" means the Internal Revenue Service.

     "1988 Plan" has the meaning set forth in Section 2.6.

     "North Orange" means North Orange County Bancorp, Inc., a California corporation and wholly-owned subsidiary of West Coast.

     "Operating Loss" has the meaning set forth in Section 4.24.

     "OTC" means the Over-the-Counter Bulletin Board.

     "Permit" means the stock permit issued by the DFI pursuant to Section 690 of the California Financial Code to issue Sunwest Stock to West Coast stockholders in the Merger.

     "Person" means any individual, corporation, association, partnership, limited liability company, trust, joint venture, other entity, unincorporated body, government or governmental department or agency.

     "Proxy Statement and Prospectus" means the Proxy Statement and Prospectus that is used to solicit proxies for the West Coast Shareholders' Meeting and to offer and sell the shares of Sunwest Stock to be issued in connection with the Merger.

     "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligation of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC (as defined herein).

     "Scheduled Contracts" has the meaning set forth in Section 4.16.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SLC Stock" means the common stock of SLC, no par value per share.

     "Sunwest Conflicts and Consents List" as the meaning set forth in Section 5.6(a).

     "Sunwest Filings" has the meaning set forth in Section 5.5.

     "Sunwest 401(k) Plan" means the Sunwest 401(k) Profit Sharing Plan.

     "Sunwest Insurance List" has the meaning set forth in Section 5.7.

     "Sunwest Litigation List" has the meaning set forth in Section 5.10.

     "Sunwest Offices List" has the meaning set forth in Section 5.21.

     "Sunwest Personal Property List" has the meaning set forth in Section 5.8.

     "Sunwest Property" has the meaning set forth in Section 5.12(b).

     "Sunwest Real Property List" has the meaning set forth in Section 5.9.

     "Sunwest Stock" has the meaning set forth in the second recital of this Agreement.

     "Sunwest Supplied Information" has the meaning set forth in Section 5.22.

     "Sunwest Tax List" has the meaning set forth in Section 5.11.

     "Sunwest Undisclosed Liabilities List" has the meaning set forth in Section 5.18.

     "Surviving Corporation" has the meaning set forth in the first recital of this Agreement.

     "Tanks" has the meaning set forth in Section 4.12(b).

     "Tax  Returns"  means  all  returns,   declarations,   reports,  estimates,
information returns and statements required to be filed in respect of any Taxes.

     "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any transferred liability in respect of any items described in clauses (i) and/or (ii).

     "West  Coast  Conflicts  and  Consents  List" has the  meaning set forth in
Section 4.6.

     "West Coast Contract List" has the meaning set forth in Section 4.16.

     "West Coast Dissenting Shares" means any shares of West Coast Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

     "West  Coast  Employee  Plan  List" has the  meaning  set forth in  Section
4.20(a).

     "West  Coast  Environmental  Compliance  List" has the meaning set forth in
Section 4.12.

     "West Coast Filings" has the meaning set forth in Section 4.5.

     "West Coast Insurance List" has the meaning set forth in Section 4.7.

     "West Coast Litigation List" has the meaning set forth in Section 4.10.

     "West Coast Nonbank Subsidiaries" means West Coast Realty, North Orange, WCV, Chancellor and Centennial, as set forth in Section 4.3.

     "West  Coast  Operating  Losses  List" has the meaning set forth in Section
4.23.

     "West Coast Option List" has the meaning set forth in Section 4.2.

     "West Coast Perfected Dissenting Shares" means the West Coast Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as West Coast Dissenting Shares.

     "West Coast  Personal  Property  List" has the meaning set forth in Section
4.8.

     "West Coast Real Property List" has the meaning set forth in Section 4.9.

     "West Coast Property" has the meaning set forth in Section 4.12(b).

     "West Coast Realty" means West Coast Realty, Inc., a California corporation and wholly-owned subsidiary of West Coast.

     "West Coast Shareholders' Meeting" means the meeting of West Coast's shareholders referred to in Section 6.6.

     "West Coast Stock" has the meaning set forth in the second recital of this Agreement.

     "West Coast Stock Option" has the meaning set forth in Section 2.6.

     "West Coast Subsidiaries" means Sunwest, SLC and the West Coast Nonbank Subsidiaries.

     "West  Coast  Supplied  Information"  has the  meaning set forth in Section
4.26.

     "West Coast Tax List" has the meaning set forth in Section
4.11.

     "West  Coast  Undisclosed  Liabilities  List" has the  meaning set forth in
Section 4.19.

     "WCV" means WCV, Inc., a California corporation and wholly-owned subsidiary of West Coast.

                                       2.

                                 TERMS OF MERGER

     .1 Effect of Merger and Surviving Corporation. At the Effective Time of the Merger, West Coast will be merged with and into Sunwest pursuant to the terms, conditions and provisions of the Agreement of Merger and in accordance with the applicable provisions of the CGCL. By virtue of the Merger, all the rights, privileges, powers and franchises and all property and assets of every kind and description of Sunwest and West Coast shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed and all the interests of every kind of Sunwest and West Coast, including all debts due to either of them on whatever account, shall be the property of the Surviving Corporation as they were of Sunwest and West Coast and the title to any interest in real property and any interest in personal property vested by deed or otherwise in either Sunwest or West Coast shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of Sunwest and West Coast shall be preserved unimpaired and all debts, liabilities and duties of Sunwest and West Coast shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     .2 Stock of West Coast. Subject to Section 2.5, each share of West Coast Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of West Coast or the holders of such shares, be treated on the basis set forth herein.

     (a) Conversion of West Coast Stock. At the Effective Time of the Merger, pursuant to the Agreement of Merger, each outstanding share of West Coast Stock excluding any West Coast Stock Perfected Dissenting Shares shall, without any further action on the part of West Coast or the holders of any such shares, be automatically cancelled and cease to be an issued and outstanding share of West Coast Stock and be converted into 0.03304 shares of Sunwest Stock (the "Conversion Ratio").

     (b) West Coast Perfected Dissenting Shares. West Coast Perfected Dissenting Shares shall not be converted into shares of Sunwest Stock, but shall, after the Effective Time of the Merger, be entitled only to such rights as are granted them by Chapter 13 of the CGCL. Each dissenting shareholder who is entitled to payment for his shares of West Coast Stock shall receive such payment in an amount as determined pursuant to Chapter 13 of the CGCL.

     (c) Dividends, Etc. If, prior to the Effective Time of the Merger, Sunwest shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the Sunwest Stock, or make a distribution on the Sunwest Stock in any security convertible into Sunwest Stock, with a record date prior to the Effective Time of the Merger, appropriate adjustment or adjustments will be made to the Conversion Ratio.

     .3 Effect on Sunwest Stock. At the Effective Time of the Merger, each outstanding share of Sunwest Stock shall remain an outstanding share of Sunwest Stock and shall not be converted or otherwise affected by the Merger, except for the shares of Sunwest stock held by West Coast immediately prior to the Merger, which shall be canceled in the Merger.

     .4 Fractional Shares. No fractional shares of Sunwest Stock shall be issued in the Merger. In lieu thereof, each holder of West Coast Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest percent) obtained by multiplying (a) the quotient obtained by dividing (i) the closing bid price of a share of West Coast Stock on the last trading day immediately preceding the Closing Date by (ii) the Conversion Ratio, times (b) the fraction of the share of Sunwest Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividend or other rights in respect of any such fraction.

     .5 Stock Options.

     (a) At the Effective Time of the Merger, and unless otherwise agreed to by the parties hereto, Sunwest shall assume each and every outstanding option ("West Coast Stock Option") to purchase shares of West Coast Stock and all obligations of West Coast under West Coast's 1988 Stock Option Plan ("1988 Plan"). Each and every West Coast Stock Option so assumed by Sunwest under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the 1988 Plan and in the other documents governing such West Coast Stock Option immediately prior to the Effective Time of the Merger, except that (i) such West Coast Stock Option shall be exercisable for that number of shares of Sunwest Stock equal to the product of (a) the number of shares of West Coast Stock that were purchasable under such 1988 Option immediately prior to the Effective Time of the Merger multiplied by (b) the Conversion Ratio, with such product rounded down to the nearest whole number of shares of Sunwest Stock; and (ii) the per share exercise price for each share of Sunwest Stock issuable upon exercise of such West Coast Stock Option shall be equal to the quotient determined by dividing (a) the exercise price per share of West Coast Stock at which such West Coast Stock Option was exercisable immediately prior to the Effective Time of the Merger by (b) the Conversion Ratio. After the Effective Time of the Merger, Sunwest shall issue to each holder of an outstanding West Coast Stock Option a document evidencing the assumption of such West Coast Stock Option by Sunwest pursuant to this Section
2.6. The terms set forth in the document evidencing the assumption of such West Coast Stock Options shall correspond in all material respects to the terms of the West Coast Stock Options assumed and, subject to the requirements of law, the West Coast Stock Options which qualify as incentive stock options prior to the Effective Time of the Merger shall continue to qualify as incentive stock options of Sunwest after the Effective Time of the Merger.

     .6 Exchange Procedures.

     (a) As of the Effective Time of the Merger, Sunwest shall have deposited with the Exchange Agent for the benefit of the holders of shares of West Coast Stock, for exchange in accordance with this Section 2.7 through the Exchange Agent, certificates representing the shares of Sunwest Stock issuable pursuant to Section 2.2 in exchange for shares of West Coast Stock outstanding immediately prior to the Effective Time of the Merger, and funds in an amount not less than the amount of cash payable in lieu of fractional shares of Sunwest Stock which would otherwise be issuable in connection with Section 2.2 hereof but for the operation of Section 2.5 of this Agreement (collectively, the "Exchange Fund").

     (b) Sunwest shall direct the Exchange Agent to mail, promptly after the Effective Time of the Merger, to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of West Coast Stock (the "Certificates") whose shares were converted into the right to receive shares of Sunwest Stock pursuant to Section 2.2 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Sunwest and West Coast may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Sunwest Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Sunwest, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Sunwest Stock and cash in lieu of fractional shares which such holder has the right to receive pursuant to Sections 2.2 and 2.5 hereof, and the Certificate so surrendered shall forthwith be canceled. In the event a certificate is surrendered representing West Coast Stock, the transfer of ownership of which is not registered in the transfer records of West Coast, a certificate representing the number of shares of Sunwest Stock may be issued to a transferee if the Certificate representing such West Coast Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.7, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent the right to receive upon such surrender the certificate representing shares of Sunwest Stock and cash in lieu of any fractional shares of stock as contemplated by this Section 2.7. Notwithstanding anything to the contrary set forth herein, if any holder of shares of West Coast should be unable to surrender the Certificates for such shares, because they have been lost or destroyed, such holder may deliver in lieu thereof a bond in form and substance and with surety reasonably satisfactory to Sunwest and shall be entitled to receive the certificate representing the proper number of shares of Sunwest Stock and cash in lieu of fractional shares in accordance with Sections
2.2 and 2.5 hereof.

     (c) No dividends or other distributions declared or made with respect to Sunwest Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Sunwest Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.5 until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Sunwest Stock issued in exchange thereof, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Sunwest Stock to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of Sunwest Stock, and (ii) at the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Sunwest Stock.

     (d) All shares of Sunwest Stock issued upon the surrender for exchange of West Coast Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.5) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of West Coast Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of West Coast Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to Sunwest for any reason, they shall be canceled and exchanged as provided in this Agreement.

     (e) Any portion of the Exchange Fund which remains undistributed to the shareholders of West Coast following the passage of six months after the Effective Time of the Merger shall be delivered to Sunwest, upon demand, and any shareholders of West Coast who have not theretofore complied with this Section
2.7 shall thereafter look only to Sunwest for payment of their claim for Sunwest Stock, any cash in lieu of fractional shares of Sunwest Stock and any dividends or distributions with respect to Sunwest Stock.

     (f) Neither Sunwest nor West Coast shall be liable to any holder of shares of West Coast Stock for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g) The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Sunwest Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of Sunwest Stock for the account of the Persons entitled hereto.

     .7 Directors of Surviving Corporation. Immediately after the Effective Time of the Merger, the Board of Directors of the Surviving Corporation shall be comprised of the persons serving as directors of Sunwest immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

     .8 Executive Officers of Surviving Corporation. Immediately after the Effective Time of the Merger, the executive officers of the Surviving Corporation shall be comprised of the persons serving as executive officers of Sunwest immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or termination.

     .9 Directors and Executive Officers of Sunwest. Immediately after the Effective Time of the Merger, the directors and executive officers of Sunwest shall continue to be the directors and officers of Sunwest after the Merger until the earlier of their resignation or termination.

                                       1.

                                   THE CLOSING

     .10 Closing Date. The Closing shall take place on the Closing Date.


     .11 Execution of Agreements. As soon as practicable after the execution of this Agreement, the Agreement of Merger together with all other agreements necessary to consummate the transactions described herein shall be executed by the parties thereto. On the Closing Date, the Agreement of Merger, together with all requisite certificates, shall be duly filed with the Secretary of the State of California as required by applicable law and regulations.

     .12 Further Assurances. At the Closing, the parties hereto shall deliver, or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time of the Merger, each of the parties hereto covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to more effectively carry out the intent and purpose of this Agreement and the Agreement of Merger.

                                       1.

                         REPRESENTATIONS AND WARRANTIES
                                  OF WEST COAST

                  West Coast represents and warrants to Sunwest as follows:

     .13 Incorporation, Standing and Power. West Coast is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is registered as a bank holding company subject to the BHC Act. The Articles of Incorporation and Bylaws of West Coast, all as amended to date, are in full force and effect. West Coast has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of business of West Coast nor the location of any of its properties requires that West Coast be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a materially adverse effect on the financial condition, results of operation or business of West Coast and West Coast Nonbank Subsidiaries on a consolidated basis.

     .14 Capitalization.


     (a) As of the date of this Agreement, the authorized capital stock of West Coast consists of 30,000,000 shares of West Coast Stock, of which 9,965,283 shares are outstanding. All of the outstanding shares of West Coast Stock are duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, except for the West Coast Stock Options covering 15,000 shares of West Coast Stock granted pursuant to the 1988 Plan, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of West Coast Stock nor any securities convertible into such stock, and West Coast is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. West Coast has furnished to Sunwest a list (the "West Coast Option List") setting forth the name of each holder of a West Coast Option, the number of shares of West Coast Stock covered by each such option, the vesting schedule of such option, the exercise price per share and the expiration date of each such West Coast Option.

     .15 Subsidiaries. In addition to owning 56.5% of the outstanding shares of common stock of Sunwest which owns 100% of the outstanding securities of SLC, West Coast owns 100% of the outstanding securities of each of the West Coast Nonbank Subsidiaries. Each of the West Coast Nonbank Subsidiaries is duly organized, validly existing and in good standing under the laws of the State of California. The Articles and Bylaws of each of the West Coast Nonbank Subsidiaries, as amended to date, are in full force and effect. West Coast does not own, directly or indirectly (except as pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting in any other corporation, partnership, joint venture or other entity.

     .16 Financial Statements. West Coast has previously furnished to Sunwest a copy of the Financial Statements of West Coast. The Financial Statements of West
Coast: (a) present fairly the consolidated financial condition of West Coast and the West Coast Subsidiaries as of the respective dates indicated and its consolidated results of operations and changes in cash flows, for the respective periods then ended; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies and (d) are based upon the books and records of West Coast and West Coast Subsidiaries.

     .17 Reports and Filings. Since January 1, 1998, West Coast and the West Coast Nonbank Subsidiaries have filed all reports, returns and registration statements (collectively, "West Coast Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with
(a) the SEC, (b) the FRB, and (c) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results or operations or prospects of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis. No administrative actions have been taken or orders issued in connection with such West Coast Filings. As of their respective dates, each of such West Coast Filings (i) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in such compliance promptly following discovery of any such noncompliance); and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such West Coast Filings that was intended to present the financial position of West Coast or any West Coast Subsidiary and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved.

     .18 Authority of West Coast. The execution and delivery by West Coast of this Agreement and the Agreement of Merger and subject to the requisite approval of the shareholders of West Coast of this Agreement and the transactions, contemplated hereby, the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporation action on the part of West Coast. This Agreement is a valid and binding obligation of West Coast enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by West Coast to Sunwest (the "West Coast Conflicts and Consents List"), neither the execution and delivery by West Coast of this Agreement, the consummation of the transactions contemplated herein, nor compliance by West Coast with any of the provisions hereof, will: (a) conflict with or result in a breach of any provision of the Articles of Incorporation, as amended, or Bylaws, as amended of West Coast or any West Coast Nonbank Subsidiaries; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which West Coast or any West Coast Nonbank Subsidiary is a party, or by which West Coast or any West Coast Nonbank
Subsidiary or any of its properties or assets is bound; (c) result in the creation or imposition of any Encumbrance on the respective properties or assets of West Coast or any West Coast Nonbank Subsidiary; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to West Coast or any West Coast Nonbank Subsidiary or any of its respective properties or assets. Except as set forth in the West Coast Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of West Coast or any West Coast Nonbank Subsidiary, or consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by West Coast of this Agreement or the consummation by West Coast of the Merger of the transactions contemplated hereby, except (i) the approval of this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby by the shareholders of West Coast; (ii) such approvals as may be required by the FRB, the FDIC and the DFI; (iii) the filing of the Proxy Statement and Prospectus with the SEC and the DFI; and (iv) the filing of the Agreement of Merger with the Secretary of State of the State of California.

     .19 Insurance. West Coast and the West Coast Nonbank Subsidiaries have policies of insurance and bonds with respect to their respective assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its businesses, operations, properties and assets. All such insurance policies and bonds are in fully force and effect. Except as set forth in a list furnished by West Coast to Sunwest (the "West Coast Insurance List"), no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Except as set forth in the West Coast Insurance List, neither West Coast nor any West Coast Subsidiary is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Set forth in the West Coast Insurance List is a list of all policies of insurance carried and owned by West Coast and the West Coast Nonbank Subsidiaries, showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to Sunwest a copy of each such policy of insurance.

     .20 Title to Assets. West Coast and the West Coast Nonbank Subsidiaries have good and marketable title to all their respective properties and assets, other than real property, owned or stated to be owned by West Coast or any West Coast Nonbank Subsidiary, free and clear of all Encumbrances except: (a) as forth in the Financial Statements of West Coast; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis; or (e) as set forth in a list furnished by West Coast to Sunwest (the "West Coast Personal Property List").

     .21 Real Estate. West Coast has furnished to Sunwest a list (the "West Coast Real Property List") of real property, including leaseholds and all other interests in real property (other than security interests), owned by West Coast or any West Coast Nonbank Subsidiary. West Coast has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in such real property. West Coast and West Coast Nonbank Subsidiaries have good and marketable title to the real property, and valid leasehold interests in the leaseholds, described in the West Coast Real Property List, free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; (d) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (e) as described in the West Coast Real Property List. West Coast has furnished Sunwest with true and correct copies of all leases included in the West Coast Real Property List, all title insurance policies and all documents evidencing recordation of all recordable interests in real property included in the West Coast Real Property List.

     .22 Litigation. Except as set forth in the West Coast Filings or in a list furnished by West Coast to Sunwest (the "West Coast Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to West Coast's knowledge threatened, against West Coast or any West Coast Nonbank Subsidiary, or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of West Coast or any West Coast Nonbank Subsidiary or the transactions contemplated hereby or which may involve a judgment against West Coast Nonbank Subsidiary in excess of $25,000. Also, except as disclosed in the West Coast Filings or in the West Coast Litigation List, there are no material judgments, decrees, stipulations or orders against West Coast or any West Coast Nonbank Subsidiary, or enjoining them, or any of their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

     .23 Taxes. West Coast and West Coast Nonbank Subsidiaries have filed all federal and foreign income tax returns, all state and local franchise and income tax, real and personal property tax, sales and use tax, premium tax, excise tax and other tax returns of every character required to be filed by any of them and have paid all taxes, together with any interest and penalties owing in connection therewith, shown on such returns to be due in respect of the periods covered by such returns, other than taxes which are being contested in good faith and for which adequate reserves have been established. West Coast and West Coast Nonbank Subsidiaries have filed all required payroll tax returns, have fulfilled all tax withholding obligations and have paid over to the appropriate governmental authorities the proper amounts with respect to the foregoing. The tax and audit positions taken by West Coast or any West Coast Nonbank Subsidiary in connection with the tax returns described in the preceding sentence were reasonable and asserted in good faith. Adequate provision has been made in the books and records of West Coast and West Coast Nonbank Subsidiaries and, to the extent required by generally accepted accounting procedures, reflected in the Financial Statements of West Coast, for all tax liabilities, including interest or penalties, whether or not due and payable and whether or not disputed, with respect to any and all federal, foreign, state, local and other taxes for the periods covered by such financial statements and for all prior periods. West Coast has furnished Sunwest a list (the "West Coast Tax List") setting forth the date or dates through which the IRS has examined the federal tax returns of West Coast or any West Coast Nonbank Subsidiary, and the date or dates through which any foreign, state, local or other taxing authority has examined any other tax returns of West Coast or any West Coast Subsidiary. The West Coast Tax List also contains a complete list of each year for which any federal, state, local or foreign tax authority has obtained or has requested an extension of the statute of limitations from West Coast and lists each tax case of West Coast currently pending in audit, at the administrative appeals level or in litigation. The West Coast Tax List further lists the date and issuing authority of each statutory notice of deficiency, notice of proposed assessment and revenue agent's report issued to West Coast or any West Coast Nonbank Subsidiary within the last 12 months. Except as set forth in the West Coast Tax List, neither the IRS nor any foreign, state, local or other taxing authority has, during the past three years, examined or is in the process of examining any federal, foreign, state, local or other tax returns of West Coast or any West Coast Nonbank Subsidiary. To the best of West Coast's knowledge, neither the IRS nor any foreign, state, local or other taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) except as set forth on the West Coast Tax List.

     .24 Compliance with Laws and Regulations. Except as set forth on a list furnished by West Coast to Sunwest (the "West Coast Environmental Compliance List"):

     (a) To the best of West Coast's knowledge, neither West Coast nor any West Coast Nonbank Subsidiary is in default under or in breach of any provision of their respective Articles of Incorporation, as amended, or Bylaws, as amended, or law, ordinance, rule or regulation promulgated by any Governmental Entity, where such default or breach would have a material adverse effect on the business, financial conditions or results of operations of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis.

     (b) Without limiting Section 4.12(a), the to best of West Coast's knowledge: (i) West Coast and West Coast Nonbank Subsidiaries are in compliance with all Environmental Regulations; (ii) there are no Tanks on or about West Coast Property; (iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from West Coast Property; (iv) neither West Coast nor any West Coast Nonbank Subsidiary have loans outstanding secured by real property that is not in compliance with Environmental Regulations or which has a Tank or upon which there are Hazardous Materials on or migrating to or from; and
(v) without limiting Section 4.10 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this
Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against West Coast or any West Coast Nonbank Subsidiary or concerning property securing West Coast or any West Coast Nonbank Subsidiary loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting West Coast Property or property securing West Coast or any West Coast Nonbank Subsidiary loans, relating to the foregoing representations (i)-(iv), in the case of each of clauses (i) through (v) the noncompliance with which, or the presence of which would have a material adverse effect on the business, financial condition or results of operation of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis. For purposes of this Section 4.12(b), the term "Environmental Regulations" shall mean all applicable statutes, ___ regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "West Coast Property" shall mean real estate owned, leased, or otherwise used by West Coast or any West Coast Nonbank Subsidiary, or in which West Coast or any West Coast Nonbank Subsidiary has an investment (by sale and lease-back or otherwise) in each case, which real estate is owned, leased, or otherwise used on the date of this Agreement, including, without limitation, properties under foreclosure and properties held by West Coast or any West Coast Nonbank Subsidiary in its capacity as a trustee or otherwise. "Tank" shall mean treatment or storage tanks, sumps, or water, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.
Section 651); the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C.
Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1, 25281 and 25250.1 of the California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

     (c) West Coast has provided to Sunwest a phase I assessment with respect to each interest in real property set forth on the West Coast Real Property List as to which such phase I and phase II environmental investigation has been prepared by or on behalf of West Coast or any West Coast Nonbank Subsidiary. The West Coast Real Property List shall disclose each such property as to which such an assessment has not been prepared on behalf of West Coast or any West Coast Nonbank Subsidiary.

     .25 Performance of Obligations. West Coast and the West Coast Nonbank Subsidiaries have performed in all material respects all of the obligations required to be performed by them to date and are not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other covenant to which West Coast or any West Coast Nonbank Subsidiary is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a material adverse effect on the business, financial condition or results of operations of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis. To the best of West Coast's knowledge, no party with whom West Coast or any West Coast Nonbank Subsidiary has an agreement that is of material importance to the business of West Coast or any West Coast Nonbank Subsidiary is in default thereunder.

     .26 Employees. There are no controversies pending or threatened between West Coast or any West Coast Nonbank Subsidiary and any of their respective employees that are likely to have a material adverse effect on the business, financial condition or results of operation of West Coast and the West Coast Nonbanking Subsidiaries on a consolidated basis. Neither West Coast nor any West Coast Nonbank Subsidiary is a party to any collective bargaining agreement with respect to any of their respective employees or any labor organization to which its employees or any of them belong.

     .27 Brokers and Finders. Neither West Coast nor any West Coast Nonbank Subsidiary is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein or therein will result in any liability to any broker or finder.

     .28 Material Contracts. Except as set forth in a list furnished by West Coast to Sunwest (the "West Coast Contract List") hereto (all items listed or required to be listed in such West Coast Contract List being referred to as "Scheduled Contracts"), neither West Coast nor any West Coast Nonbank Subsidiary is a party or otherwise subject to:

     (a) any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of West Coast or any West Coast Nonbank Subsidiary, and is not terminable by West Coast or any such West Coast Nonbank Subsidiary within one year without penalty or (ii) requires payment by West Coast or any West Coast Nonbank Subsidiary of $10,000 or more per annum;

     (b) any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by West Coast or any West Coast Nonbank Subsidiary of $5,000 or more per annum;

     (c) any contract or agreement that restricts West Coast (or would restrict any Affiliate of West Coast after the Effective Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

     (d) any lease of real or personal property providing for annual lease payments by or to West Coast or any West Coast Nonbank Subsidiary in excess of $10,000 per annum;

     (e) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of West Coast or any West Coast Nonbank Subsidiary;

     (f) other than as described in the West Coast Filings or as set forth in the West Coast Employee Plan List, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of West Coast or any West Coast Nonbank Subsidiary;

     (g) any agreement to acquire equipment or any commitment to make capital expenditures of $1,000 or more;

     (h) any agreement for the sale of any property or assets in which West Coast or any West Coast Nonbank Subsidiary has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

     (i) any agreement for the borrowing of any money;

     (j) any restrictive covenant contained in any deed to or lease of real property owned or leased by West Coast or any West Coast Nonbank Subsidiary (as lessee) that materially restricts the use, transferability or value of such property;

     (k) any guarantee or indemnification;

     (l) any supply, maintenance or landscape contracts not terminable by West Coast or any West Coast Nonbank Subsidiary without penalty on 30 days or less notice;

     (m) other than as  disclosed  with  reference to  subparagraph  (l) of this
Section 4.16, any agreement which would be terminable other than by West Coast or any West Coast Nonbank Subsidiary as a result of the consummation of the transactions contemplated by this Agreement;

     (n) any contract of participation with any other entity in any loan of or any sales of assets of West Coast or any West Coast Nonbank Subsidiary with recourse of any kind to West Coast or any West Coast Subsidiary;

     (o) any agreement providing for the sale or servicing of any loan or other asset which constitutes a "recourse arrangement" under applicable regulation or policy promulgated by a Government Entity;

     (p) any contract relating to the provisions of data processing services to West Coast or any West Coast Nonbank Subsidiary; or

     (q) any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $1,000 or more to or by West Coast or any West Coast Nonbank Subsidiary.

True copies of all Scheduled Contracts, including all amendments and supplements thereto, have been delivered to Sunwest.

     .29 Certain Material Changes. Except as disclosed in the West Coast Filings prior to the date hereof or as specifically required, permitted or effected by this Agreement, since March 31, 2001 there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

     (a) Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business of West Coast or any West Coast Nonbank Subsidiary, or any other event or development that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis;

     (b) Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis that may involve a loss of more than $1,000 in excess of applicable insurance coverage;

     (c) Any amendment, modification or termination of any existing, or entry into any new, material contract or permit;

     (d) Any disposition by West Coast or any West Coast Nonbank Subsidiary of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities business, financial condition, results of operations or prospects of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis; or

     (e) Any direct or indirect redemption, purchase or other acquisition by West Coast or any West Coast Subsidiary of any equity securities or any declaration, setting aside or payment of any dividend or other distribution on or in respect of West Coast Stock whether consisting of money, other personal property, real property or other things of value.

     .30 Licenses and Permits. West Coast and West Coast Nonbank Subsidiaries have all material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of West Coast Nonbank on a consolidated basis. The respective properties, assets, operations and businesses of West Coast or any West Coast Nonbank Subsidiary are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, permits, laws and regulations.

     .31 Undisclosed Liabilities. Neither West Coast nor any West Coast Nonbank Subsidiary has any liabilities or obligations, either accrued or contingent, that are material to West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis and that have not been: (a) reflected or disclosed in the Financial Statements of West Coast; (b) incurred subsequent to March 31, 2001 in the ordinary course of business; or (c) disclosed in a list furnished by West Coast to Sunwest (the "West Coast Undisclosed Liabilities List") or any other West Coast list. West Coast is unaware of any basis for the assertion against West Coast or any West Coast Nonbank Subsidiary of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition or results of operations of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis that is not fairly reflected in the Financial Statements of West Coast or otherwise disclosed in this Agreement.

     .32 Employee Benefit Plans.


     (a) West Coast has previously made available to Sunwest copies of each "employee benefit plan," as defined in Section 3(3) of ERISA, which is subject to any provision of ERISA and covers any employee, whether active or retired, of West Coast and the West Coast Nonbank Subsidiaries, together with all amendments thereto, and, to the extent required by law or otherwise applicable, all related summary plan descriptions (any determination letter from the IRS, and annual reports for the most recent three years (Form 5500 including, if applicable, schedules thereto) filed by any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans." West Coast and the West Coast Nonbank Subsidiaries do not participate in an employee benefit pension plan that is a "multi employer plan" within the meaning of Section 3(37) of ERISA. Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and the associated trust for each such Employee Plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will subject such Employee Plans to tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws have been made, or the period during which such amendments are permitted to be made has not expired. Except as disclosed in a list furnished by West Coast to Sunwest (the "West Coast Employee Plan List"), there has been no material amendment of any Employee Plan (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits thereunder on or after December 31, 2000.

     (b) West Coast has previously made available to Sunwest copies or descriptions of each plan or arrangement maintained or otherwise contributed to be West Coast which is not an Employee Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, benefit, retirement, incentive, group health or insurance, welfare or similar plan or arrangements for the benefit of any employee or class of employees, whether active or retired, of West Coast or the West Coast Nonbank Subsidiaries (such plans and arrangements being collectively referred to herein as "Benefit Arrangements"). Except as disclosed in the West Coast Employee Plan List there has been no material amendment of any Benefit Arrangement that would materially increase the cost of or benefits payable under any Benefit Arrangement since December 31, 2000. There is no contract, agreement or Benefit Arrangement covering any employee of West Cost or the West Coast Nonbank Subsidiaries which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment," as such term is defined in Section 280(G) of the Code.

     (c) With respect to all Employee Plans and Benefit Arrangements, West Coast and West Coast Nonbank Subsidiaries are in compliance (other than noncompliance the cost or liability for which is not material) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including, but not limited to ERISA and the Code, applicable to such plans or arrangements. All government reports and filings required by law have been properly and timely filed and all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan. West Coast and the West Coast Nonbank Subsidiaries have each performed all of its obligations under all such Employee Plans and Benefit Arrangements in all material aspects. There is no pending or, to the knowledge of West Coast, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement which could result in a material amount of liability to such Employee Plan or West Coast or any West Coast Nonbank Subsidiary. To the best of West Coast's knowledge, no condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA, which could subject any person (other than a person for whom West Coast is not directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Code which could have a material adverse effect on the business, assets, financial condition, results of operations or prospects of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis; nor has any Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated deficiency," as defined in Section 412 of the Code, whether or not waived, nor has West Coast and the West Coast Nonbank Subsidiaries failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. No "reportable event" as defined in ERISA has occurred with respect to any of the Employee Plans. To the best of West Coast's knowledge, West Coast and the West Coast Nonbank Subsidiaries have not incurred and do not expect to incur, directly or indirectly, any liability under Title IV or ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of Sunwest or of any of its affiliates at or after the Effective Time of the Merger.

     (d) Except for Schedule Contracts set forth in the West Coast Contract List or as set forth in the West Coast Employee Plan List, as the case may be, each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by West Coast or a West Coast Nonbank Subsidiary within a period of 30 days following the Effective Time of the Merger, without payment of any amount as a penalty, bonus, premium, severance pay or other compensation for such termination.

     (e) All group health plans of West Coast have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code in all material respects.

     .33 Corporate Records. The minute books of West Coast and West Coast Nonbank Subsidiaries accurately reflect all material actions taken to this date by the respective shareholders, boards of directors and committees of West Coast and West Coast Nonbank Subsidiaries, and contain true and complete copies of the Articles of Incorporation, as amended, Bylaws and other charter documents, and all amendments thereto.

     .34  Accounting  Records.  West Coast and West Coast  Nonbank  Subsidiaries
maintain accounting records which fairly and validly reflect, in all material respects, their respective transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with their management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting procedures. Such records, to the extent they contain important information pertaining to West Coast or any West Coast Nonbank Subsidiary which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

     .35 Power of Attorney. Neither West Coast nor any West Coast Nonbank Subsidiary has granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

     .36 Facts Affecting Regulatory Approvals. To the best of West Coast's knowledge, there is no fact, event or condition applicable to West Coast or any West Coast Nonbank Subsidiary which will, or reasonably be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

     .37 Disclosure of Documents and Applications. None of the information supplied or to be supplied by or on behalf of West Coast ("West Coast Supplied Information") for inclusion in (a) the Proxy Statement and Prospectus and (b) any other documents to be filed with the SEC, the FRB, the FDIC, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     .38 Accuracy and Currentness of Information Furnished. The representations and warranties made by West Coast hereby or in the lists or schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such lists or schedules from being misleading.

     .39 OTC Listing. As of the date hereof, West Coast Stock is listed on the Over the Counter Bulletin Board ("OTC").


                                       1.

                         REPRESENTATIONS AND WARRANTIES
                                   OF SUNWEST

            Sunwest represents and warrants to West Coast as follows:

     .40 Incorporation, Standing and Power.


     (a) Sunwest has been duly organized, and is validly existing and in good standing as a state chartered bank under the laws of the State of California and is authorized by the DFI to conduct a general banking business. Sunwest's deposits are insured by the FDIC in the manner and to the fullest extent provided by law. Sunwest has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of business of Sunwest nor the location of any of its properties requires that Sunwest be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a materially adverse effect on the financial condition, results of operation or business of Sunwest on a consolidated basis.

     (b) Sunwest Leasing Corp., a California corporation ("SLC") has been duly organized, and is validly existing and in good standing as a California corporation. SLC has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of business of SLC nor the location of any of its properties requires that SLC be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a materially adverse effect on the financial condition, results of operation or business of SLC.

     .41 Capitalization.


     (a) As of the date of this Agreement, the authorized capital stock of Sunwest consists of 30,000,000 shares of Sunwest Stock, of which 575,000 shares are outstanding and 5,000,000 shares of preferred stock, of which no shares are outstanding. All of the outstanding shares of Sunwest Stock are duly authorized, validly issued, fully paid and nonassessable.

     .42 Subsidiaries. With the exception of SLC, Sunwest does not own, directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any Person.

     .43 Financial Statements. Sunwest has previously furnished to West Coast a copy of the Financial Statements of Sunwest. The Financial Statements of
Sunwest: (a) present fairly the consolidated financial condition of Sunwest as of the respective dates indicated and its consolidated results of operations and changes in cash flows, as applicable, for the respective periods then ended; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies and (d) are based upon the books and records of Sunwest and SLC.

     .44 Reports and Filings. Since January 1, 1998, Sunwest and SLC have filed all reports, returns and registration statements (collectively, "Sunwest Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the FDIC, (b) the DFI, and (c) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results or operations or prospects of Sunwest on a consolidated basis. No administrative actions have been taken or orders issued in connection with such Sunwest Filings. As of their respective dates, each of such Sunwest Filings (i) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in such compliance promptly following discovery of any such noncompliance); and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such Sunwest Filings that was intended to present the financial position of Sunwest fairly presented the financial position of Sunwest and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved.

     .45 Authority.

     The execution and delivery by Sunwest of this Agreement and the Agreement of Merger, and subject to the requisite approval of the shareholders of Sunwest of this Agreement and the transactions contemplated hereby, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporation action on the part of Sunwest. This Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties thereto, a valid and binding obligation of Sunwest enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by Sunwest to West Coast (the "Sunwest Conflicts and Consents List"), neither the execution and delivery by Sunwest of this Agreement and the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by Sunwest with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or its Bylaws, as amended; (b) conflict with or result in a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Sunwest is a party, or by which Sunwest or any of its properties or assets are bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of Sunwest; or
(d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Sunwest or any of its properties or assets. Except as set forth in the Sunwest Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of Sunwest, and no consent or approval of any other Person, is required in connection with the execution and delivery by Sunwest of this Agreement or the Agreement of Merger, or the consummation by Sunwest of the transactions contemplated hereby or thereby, except (i) , as necessary, the approval of this Agreement and the transactions contemplated hereby by the shareholders of Sunwest; (ii) such approvals as may be required by the FRB, the FDIC and the DFI; (iii) the filing of the Proxy Statement and Prospectus with the FDIC and the issuance of the Permit by the DFI authorizing the issuance of the Sunwest Stock in the Merger; and (iv) the filing of the Agreement of Merger with the Secretary of State of the State of California.

     .46 Insurance. Sunwest and SLC have policies of insurance and bonds with respect to their respective assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its businesses, operations, properties and assets. All such insurance policies and bonds are in fully force and effect. Except as set forth in a list furnished by Sunwest to West Coast (the "Sunwest Insurance List"), no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Except as set forth in the Sunwest Insurance List, neither Sunwest nor SLC is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion.

     .47 Title to Assets. Sunwest and SLC have good and marketable title to all their respective properties and assets, other than real property, owned or stated to be owned by Sunwest or SLC, free and clear of all Encumbrances except:
(a) as forth in the Financial Statements of Sunwest; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of Sunwest on a consolidated basis; or
(e) as set forth in a list furnished by Sunwest to West Coast (the "Sunwest Personal Property List").

     .48 Real Estate. Sunwest has furnished to West Coast a list (the "Sunwest Real Property List") of real property, including leaseholds and all other interests in real property (other than security interests and other estate owned), owned by Sunwest and SLC. Sunwest has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in such real property. Sunwest and SLC have good and marketable title to the real property, and valid leasehold interests in the leaseholds, described in the Sunwest Real Property List, free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; (d) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (e) as described in the Sunwest Real Property List.

     .49 Litigation. Except as set forth in the Sunwest Filings or in a list furnished by Sunwest to West Coast (the "Sunwest Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to Sunwest's knowledge threatened, against Sunwest, SLC or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of Sunwest or the transactions contemplated hereby or which may involve a judgment against Sunwest in excess of $25,000. Also, except as disclosed in the Sunwest Filings or in the Sunwest Litigation List, there are no material judgments, decrees, stipulations or orders against Sunwest or SLC or enjoining Sunwest, SLC or any of their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

     .50 Taxes. Sunwest and SLC have filed all federal and foreign income tax returns, all state and local franchise and income tax, real and personal property tax, sales and use tax, premium tax, excise tax and other tax returns of every character required to be filed by each of them and have paid all taxes, together with any interest and penalties owing in connection therewith, shown on such returns to be due in respect of the periods covered by such returns, other than taxes which are being contested in good faith and for which adequate reserves have been established. Sunwest and SLC have filed all required payroll tax returns, have fulfilled all tax withholding obligations and have paid over to the appropriate governmental authorities the proper amounts with respect to the foregoing. The tax and audit positions taken by Sunwest and SLC in connection with the tax returns described in the preceding sentence were reasonable and asserted in good faith. Adequate provision has been made in the books and records of Sunwest and SLC and, to the extent required by generally accepted accounting procedures, reflected in the Financial Statements of Sunwest, for all tax liabilities, including interest or penalties, whether or not due and payable and whether or not disputed, with respect to any and all federal, foreign, state, local and other taxes for the periods covered by such financial statements and for all prior periods. Sunwest has furnished West Coast a list (the "Sunwest Tax List") setting forth the date or dates through which the IRS has examined the federal tax returns of Sunwest and SLC and the date or dates through which any foreign, state, local or other taxing authority has examined any other tax returns of Sunwest and SLC. The Sunwest Tax List also contains a complete list of each year for which any federal, state, local or foreign tax authority has obtained or has requested an extension of the statute of limitations from Sunwest or SLC and lists each tax case of Sunwest and SLC currently pending in audit, at the administrative appeals level or in litigation. The Sunwest Tax List further lists the date and issuing authority of each statutory notice of deficiency, notice of proposed assessment and revenue agent's report issued to Sunwest or SLC within the last 12 months. Except as set forth in the Sunwest Tax List, neither the IRS nor any foreign, state, local or other taxing authority has, during the past three years, examined or is in the process of examining any federal, foreign, state, local or other tax returns of Sunwest or SLC. To the best of Sunwest's knowledge, neither the IRS nor any foreign, state, local or other taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) except as set forth on the Sunwest Tax List.

     .51 Compliance with Laws and Regulations.


     (a) To the best of Sunwest's knowledge, neither Sunwest nor SLC is in default under or in breach of any provision of their respective Articles of Incorporation, as amended, or Bylaws, as amended, or law, ordinance, rule or regulation promulgated by any Governmental Entity, where such default or breach would have a material adverse effect on the business, financial conditions or results of operations of Sunwest on a consolidated basis.

     (b) Without limiting Section 5.12(a),  the to best of Sunwest's  knowledge:
(i) Sunwest and SLC are in compliance with all Environmental Regulations; (ii) there are no Tanks on or about Sunwest Property; (iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from Sunwest
Property; (iv) Sunwest and SLC have no loans outstanding secured by real property that are not in compliance with Environmental Regulations or which has a Tank or upon which there are Hazardous Materials on or migrating to or from; and (v) without limiting Section 5.10 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against Sunwest or SLC concerning property securing Sunwest loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Sunwest Property or property securing Sunwest loans, relating to the foregoing representations
(i)-(iv), in the case of each of clauses (i) through (v) the noncompliance with which, or the presence of which would have a material adverse effect on the business, financial condition or results of operation of West Coast on a consolidated basis. "Sunwest Property" shall mean real estate owned, leased, or otherwise used by Sunwest or SLC, or in which Sunwest or SLC has an investment (by sale and lease-back or otherwise) in each case, which real estate is owned, leased, or otherwise used on the date of this Agreement, including, without limitation, properties under foreclosure and properties held by Sunwest or SLC in its capacity as a trustee or otherwise.

     .52 Performance of Obligations. Sunwest and SLC have performed in all material respects all of the obligations required to be performed by them to date and are not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other covenant to which either of them is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a material adverse effect on the business, financial condition or results of operations of Sunwest on a consolidated basis. Except for loans and leases made by Sunwest or SLC in the ordinary course of business, to Sunwest's knowledge, no party with whom Sunwest or SLC has an agreement that is of material importance to the business of Sunwest on a consolidated basis is in default thereunder.

     .53 Employees. There are no controversies pending or threatened between Sunwest or SLC and any of their respective employees that are likely to have a material adverse effect on the business, financial condition or results of operation of Sunwest on a consolidated basis. Neither Sunwest nor SLC is a party to any collective bargaining agreement with respect to any of their respective employees or any labor organization to which its employees or any of them belong.

     .54 Brokers and Finders. Neither Sunwest nor SLC is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement or the Agreement of Merger nor the consummation of the transactions provided for herein or therein will result in a any liability to any broker or finder.

     .55 Certain Material Changes. Except as specifically required, permitted or effected by this Agreement, since March 31, 2001, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

     (a) Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business of Sunwest or SLC, or any other event or development that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of Sunwest on a consolidated basis;

     (b) Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of Sunwest on a consolidated basis that may involve a loss of more than $50,000 in excess of applicable insurance coverage;

     (c) Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that had or may reasonably be expected to have a material adverse effect on assets, liabilities, business, financial condition, results of operations or prospects of Sunwest on a consolidated basis;

     (d) Any disposition by Sunwest or SLC of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities business, financial condition, results of operations or prospects of Sunwest on a consolidated basis; or

     .56 Licenses and Permits. Sunwest and SLC have all material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Sunwest on a consolidated basis. The respective properties, assets, operations and businesses of Sunwest and SLC are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The properties and operations of Sunwest and SLC are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

     .57 Undisclosed Liabilities. Neither Sunwest nor SLC have liabilities or obligations, either accrued or contingent, that are material to Sunwest on a consolidated basis and that have not been: (a) reflected or disclosed in the Financial Statements of Sunwest; (b) incurred subsequent to March 31, 2001 in the ordinary course of business; or (c) disclosed in a list furnished by Sunwest to West Coast (the "Sunwest Undisclosed Liabilities List") or any other Sunwest list. Sunwest is unaware of any basis for the assertion against Sunwest or SLC of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition or results of operations of Sunwest on a consolidated basis that is not fairly reflected in the Financial Statements of Sunwest or otherwise disclosed in this Agreement.

     .58 Corporate Records. The minute books of Sunwest and SLC accurately reflect all material actions taken to this date by the respective shareholders, boards of directors and committees of Sunwest and SLC and contain true and complete copies of their respective Articles of Incorporation, as amended, Bylaws and other charter documents, and all amendments thereto.

     .59 Accounting Records. Sunwest and SLC maintain accounting records which fairly and validly reflect, in all material respects, their transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with their management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting procedures. Such records, to the extent they contain important information pertaining to Sunwest and SLC which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

     .60 Disclosure of Documents and Applications. None of the information supplied or to be supplied by or on behalf of Sunwest ("Sunwest Supplied Information") for inclusion in (a) the Proxy Statement and Prospectus and (b) any other documents to be filed with the SEC, the FRB, the FDIC, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     .61 Accuracy and Currentness of Information Furnished. The representations and warranties made by Sunwest hereby or in the lists or schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such lists or schedules from being misleading.

                                       1.

                             COVENANTS OF WEST COAST
                      PENDING EFFECTIVE TIME OF THE MERGER

            West Coast covenants and agrees with Sunwest as follows:

     .62 Limitation on Conduct Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation, West Coast agrees to conduct its business and to cause the West Coast Nonbank Subsidiaries to conduct their business in the ordinary course in substantially the manner heretofore conducted, and West Coast shall not, without the prior written consent of Sunwest, which consent Sunwest shall not unreasonably withhold or delay:

     (a) take any action which would or is reasonably likely to (i) adversely affect the ability of West Coast to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect West Coast's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of West Coast's obligations hereunder, as set forth in Articles 9 or 11 herein not being satisfied;

     (b) take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code, or

     (c) issue, sell or grant any West Coast Stock (except pursuant to the exercise of West Coast Options outstanding as of the date hereof), any other securities (including long term debt) of West Coast, or any rights, stock appreciation rights, options or securities to acquire any West Coast Stock, or any other securities (including long term debt) of West Coast;

     (d) declare, set aside or pay any dividend or make any other distribution upon or split, combine or reclassify any shares of capital stock or other securities of West Coast;

     (e) purchase, redeem or otherwise acquire any capital stock or other securities of West Coast or any rights, options, or securities to acquire any capital stock or other securities of West Coast;

     (f) except as may be required to effect the transactions contemplated herein, amend its Articles of Incorporation or Bylaws;

     (g) enter into any new contract or agreement or amend the terms of any existing contract or agreement.

     .63 Affirmative Conduct Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, West Coast shall:

     (a) use its commercially reasonable efforts consistent with this Agreement to maintain and preserve intact its present business organization;

     (b) use its commercially reasonable efforts to keep in full force and effect all of the existing permits and licenses of West Coast and West Coast Nonbank Subsidiaries;

     (c) use its commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties which it and West Coast Nonbank Subsidiaries own or lease and on its and West Coast Nonbank Subsidiaries' business operations;

     (d) perform and cause West Coast Nonbank Subsidiaries to perform their respective material contractual obligations and not become in material default on any such obligations;

     (e) duly observe and conform and cause West Coast Nonbank Subsidiaries to duly observe and conform in all material respects to all lawful requirements applicable to its business;

     (f) maintain its assets and properties, and cause West Coast Nonbank Subsidiaries to maintain, in good condition and repair, normal wear and tear excepted;

     (g) promptly upon learning of such information, advise Sunwest in writing of any event or any other transaction whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of 5% or more of the outstanding West Coast Stock prior to the record date fixed for the West Coast Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

     (h) promptly notify Sunwest regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of West Coast and the West Coast Nonbank Subsidiaries, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of West Coast and the West Coast Nonbank Subsidiaries;

     (i) make available to Sunwest monthly unaudited balance sheets and income statements of West Coast within 25 days after the close of each calendar month;

     (j) not later than the 30th day of each calendar month, amend or supplement the West Coast lists prepared and delivered pursuant to Article 4 to ensure that the information set forth in the West Coast lists accurately reflects the then-current status of West Coast in all material respects; and

     (k) use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of West Coast or any West Coast Nonbank Subsidiary or that is contemplated in this Agreement as required in connection with the Merger; and

     .64 Filings. West Coast agrees that through the Effective Time of the Merger, each of West Coast's and the West Coast Nonbank Subsidiaries' reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entity to which it relates will fairly present the financial position of such entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

     .65 Notices; Reports. West Coast will promptly notify Sunwest of any event of which West Coast obtains knowledge which has had or may have a materially adverse effect on the financial condition, operations, business or prospects of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis, or in the event that West Coast determines that it is unable to fulfill any of the conditions to the performance of Sunwest's obligations hereunder, as set forth in Articles 9 or 11 herein, and West Coast will furnish Sunwest (i) as soon as available, and in any event within one Business Day after it is mailed or delivered to the Board of Directors of West Coast or committees thereof, any report by West Coast for submission to the Board of Directors of West Coast or committees thereof; provided, however, that West Coast need not furnish to Sunwest communications of West Coast's legal counsel regarding West Coast's rights and obligations under this Agreement or the transactions contemplated hereby, or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by West Coast to its shareholders or other security holders, and all reports filed by West Coast and the West Coast Nonbank Subsidiaries with the FDIC, the DFI or any other Governmental Entity, and (iii) such other existing reports as Sunwest may reasonably request relating to West Coast.

     .66 West Coast Shareholders' Meeting. Promptly after the execution of this Agreement, West Coast will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby. The Board of Directors of West Coast shall, subject to its fiduciary duties, recommend that its shareholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of West Coast shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding West Coast Stock to approve this Agreement and the transactions contemplated hereby.

                                       1.

                              COVENANTS OF SUNWEST
                      PENDING EFFECTIVE TIME OF THE MERGER

            Sunwest covenants and agrees with West Coast as follows:

     .67 Limitation on Conduct Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to banks, Sunwest shall not, without the prior written consent of West Coast, which consent West Coast shall not unreasonably withhold or delay:

     (a) take any action which would or is reasonably likely to (i) adversely affect the ability of Sunwest to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect Sunwest's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of Sunwest's obligations hereunder, as set forth in Articles 9 or 11 herein not being satisfied; (b) take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code; or

     (c) amend its Articles of Incorporation in any respect which would materially and adversely affect the rights and privileges attendant to the Sunwest Stock.

     .68 Affirmative Conduct of Sunwest and SLC Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, Sunwest and SLC shall:

     (a) duly observe and conform in all material respects to all lawful requirements applicable to the business of Sunwest and SLC;

     (b) use commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of Sunwest on a consolidated basis and that is contemplated in this Agreement as required in connection with the Merger; and

     (c) not later than the 20th day of each calendar month, amend or supplement the Sunwest lists prepared and delivered pursuant to Article 5 to ensure that the information set forth in the Sunwest lists accurately reflects the then-current status of Sunwest. Sunwest shall further amend or supplement the Sunwest lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the Sunwest lists.

     .69 Filings. Sunwest agrees that through the Effective Time of the Merger, each of its reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

     .70 Applications. Sunwest will promptly prepare and file or cause to be prepared and filed (i) an application for acquisition of West Coast and WCV with the DFI and FDIC; (ii) an application for a Permit from the DFI in connection with the issuance of Sunwest Stock in the Merger; (iii) in conjunction with West Coast, the Proxy Statement and Prospectus as it pertains to Sunwest; and (iv) any other applications necessary to consummate the transactions contemplated hereby. Sunwest shall afford West Coast a reasonable opportunity to review the Proxy Statement and Prospectus and all such applications and all amendments and supplements thereto before the filing thereof. Sunwest covenants and agrees that the Proxy Statement and Prospectus and all applications to the appropriate regulatory agencies for approval or consent to the Merger, with respect to information relating to Sunwest or its subsidiaries, will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Sunwest will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger.

     .71 Blue Sky. Sunwest agrees to use commercially reasonable efforts to have the shares of Sunwest Stock to be issued in connection with the Merger qualified or registered for offer and sale, to the extent required, under the securities laws of each jurisdiction in which shareholders of West Coast reside.

     .72 Notices; Reports. Sunwest will promptly notify West Coast of any event of which Sunwest obtains knowledge which has had or may have a material adverse affect on the financial condition, operations, business or prospects of Sunwest on a consolidated basis or in the event that Sunwest determines that it is unable to fulfill any of the conditions to the performance of West Coast's obligations hereunder, as set forth in Articles 9 or 10 herein.

     .73 Reservation, Issuance and Registration of Sunwest Stock. Sunwest shall reserve and make available for issuance in connection with the Merger and in accordance with the terms and conditions of this Agreement such number of shares of Sunwest Stock to be issued to the shareholders of West Coast in the Merger pursuant to Article 2 hereof.

                                       1.

                              ADDITIONAL COVENANTS

     .74 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical.

     .75 Public Announcements. No press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by Sunwest or West Coast unless the other party shall have provided its prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

                                       1.

                       CONDITIONS PRECEDENT TO THE MERGER

     The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which, except to the extent required by applicable law, may be waived by either party:

     .76 Shareholder Approval. The Agreement and the transactions contemplated hereby shall have received all requisite approvals of the shareholders of Sunwest and West Coast.

     .77 No Judgments or Orders. No judgment, decree, injunction, order or proceeding shall be outstanding or threatened by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit.

     .78 Regulatory Approvals. To the extent required by applicable law or regulation, all approvals or consents of any Governmental Entity, including, without limitation, those of the FRB, the FDIC and the DFI shall have been obtained or granted for the Merger and the transactions contemplated hereby and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

     .79 Securities Laws. The Permit shall have been issued. Sunwest shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the Sunwest stock to consummate the Merger.

                                       1.

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF WEST COAST

     All of the obligations of West Coast to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by West Coast:

     .80 Representations and Warranties; Performance of Covenants. All the covenants, terms and conditions of this Agreement to be complied with and performed by Sunwest and SLC on or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of Sunwest and SLC contained in Article 5 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the Sunwest lists in accordance with Section 7.2(c).

     .81 Authorization of Merger. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Agreement of Merger by Sunwest and SLC and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Boards of Directors of Sunwest and SLC, as required by applicable law, and SLC shall have full power and right to merge pursuant to the Agreement of Merger.

     .82 Officer's Certificate. There shall have been delivered to West Coast on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of Sunwest certifying, to the best of their knowledge, compliance with all of the provisions of Sections 10.1 and 10.2.

     .83 Fairness Opinion. West Coast shall have received a letter from Columbia Financial Advisors, Inc., dated as of a date within five Business Days of the mailing of the Proxy Statement and Prospectus to the shareholders of West Coast, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of Sunwest.

                                       1.

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SUNWEST

     All of the obligations of Sunwest to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by Sunwest:

     .84 Representations and Warranties; Performance of Covenants. All of the covenants, terms and conditions of this Agreement to be complied with and performed by West Coast at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of West Coast and West Coast Subsidiaries contained in Article 4 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the West Coast lists in accordance with Section 6.2(j).

     .85 Authorization of Merger. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Agreement of Merger by West Coast and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and shareholders of West Coast, and West Coast shall have full power and right to merge pursuant to the Agreement of Merger.

     .86 Third Party Consents. West Coast, and the West Coast Nonbank Subsidiaries, Sunwest and Sunwest Leasing, shall have obtained all consents of other parties to their respective mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

     .87 Absence of Certain Changes. Between the date of this Agreement and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of West Coast and the West Coast Nonbank Subsidiaries on a consolidated basis, whether or not such event, change or effect is reflected in the West Coast lists as amended or supplemented after the date of this Agreement.

     .88 Officers' Certificate. There shall have been delivered to Sunwest on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of West Coast certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.1, 11.2, 11.3 and 11.4.

     .89 Termination of 1988 Plan. Sunwest shall have received satisfactory evidence that the 1988 Plan (West Coast's Stock Option Plan) has been terminated prior to the Effective Time of the Merger unless such options and the 1988 Plan have been assumed by Sunwest at the absolute direction of Sunwest.

     .90 Regulatory Approvals. Any and all approvals or consents of any Governmental Entity which are necessary to consummate the Merger and the transactions contemplated hereby shall have been granted without the imposition of any conditions which Sunwest deems, in its sole and absolute opinion, to materially adversely affect it or be materially burdensome.

                                       1.

                                EMPLOYEE BENEFITS

     .91 Employee Benefits.


     As soon as practicable after the Effective Time of the Merger, all Employee Plans will be discontinued or merged into Sunwest plans or adopted by Sunwest, in the discretion of Sunwest, and employees of West Coast shall become eligible for the employee benefit plans of Sunwest on the same terms as such plans and benefits are generally offered from time to time to employees of Sunwest and in comparable positions with Sunwest. For purposes of determining such employment eligibility and vesting under the employee benefit plans of Sunwest, Sunwest shall recognize such employees' years of service with West Coast beginning on the date such employees commenced employment with West Coast through the Effective Time of the Merger.

                                       1.

                                   TERMINATION

     .92 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger upon the occurrence of any of the following:

     (a) By mutual agreement of the parties, in writing;

     (b) By West Coast (unless West Coast's Board of Directors shall have withdrawn or modified in a manner adverse to Sunwest in any respect its recommendation of the Merger to the holders of West Coast Stock) or Sunwest upon the failure of the shareholders of West Coast to give the requisite approval of this Agreement;

     (c) By West Coast promptly following the expiration of 20 days from delivery of written notice by West Coast to Sunwest of Sunwest's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by West Coast from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by West Coast or cured by Sunwest prior to expiration of such 20 day period);

     (d) By Sunwest promptly following the expiration of 20 days from delivery of written notice by Sunwest to West Coast of West Coast's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by Sunwest from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by Sunwest or cured by West Coast prior to expiration of such 20 day period);

     (e) By West Coast or Sunwest upon the expiration of 30 days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said 30 day period after such denial or refusal, all parties hereto agree to resubmit the application or appeal the decision to the regulatory authority that has denied, or refused to grant the approval, consent or qualification requested;

     (f) By Sunwest if any conditions set forth in Article 9 or Article 11 shall not have been met by March 31, 2002; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(f) if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate; or

     (g) By West  Coast  if any of the  conditions  set  forth in  Article  9 or
Article 10 shall not have been met by March 31, 2002, or such earlier time as it becomes apparent that such condition shall not be met; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(g) if the relevant condition shall have failed to occur as a result of any act or omission of West Coast.

     .93 Effect of Termination. In the event of termination of this Agreement by either West Coast or Sunwest as provided in Section 13.1, neither West Coast nor Sunwest shall have any further obligation or liability to the other party except to the extent such termination results from a party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder.

     .94 Force Majeure. West Coast and Sunwest agree that, notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war, and provided neither party has materially failed to observe the obligations of such party under this Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.

                                       1.

                                  MISCELLANEOUS

     .95 Expenses. Each party hereto shall pay its own costs and expenses in connection with this Agreement and the transactions covered and contemplated hereunder.

     .96 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

         To West Coast:             West Coast Bancorp
                                    535 E. First Street
                                    Tustin, California 92780-3312
                                    Attention:  Frank E. Smith, CFO
                                    Facsimile:  (714) 573-8153

         With a copy to:            Pronovost Normandin Bergh & Dawe
                                    2020 East First Street
                                    Suite 500
                                    Santa Ana, California 92705-4033
                                    Attention: Thomas J. Pronovost, Jr., Esq.
                                    Facsimile: (714) 835-2889

         To Sunwest:                Sunwest Bank
                                    535 E. First Street
                                    Tustin, CA  92780-3312
                                    Attention: James LeSieur, III
                                    Chief Executive Officer
                                    Facsimile: (714) 573-8153

         With copy to:              Manatt, Phelps & Phillips, LLP
                                    11355 W. Olympic Boulevard
                                    Los Angeles, California 90064
                                    Attention:  William T. Quicksilver, Esq.
                                    Facsimile:  (310) 312-4224

     Any such notice, request, instruction or other document shall be deemed received (i) on the date delivered personally or delivered by confirmed facsimile transmission, (ii) on the next Business Day after it was sent by overnight courier, postage prepaid; or (iii) on the third Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

     .97 Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

     .98 Counterparts. This Agreement and any exhibit hereto may be executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

     .99 Effect of  Representations  and  Warranties.  The  representations  and
warranties   contained  in  this  Agreement  or  in  any  List  shall  terminate immediately after the Effective Time of the Merger.

     .100 Third Parties. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than parties hereto. As used in this Agreement the term "parties" shall refer only to Sunwest, SLC and West Coast as the context may require.

     .101 Lists; Exhibits; Integration. Each list, exhibit and letter delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement. This Agreement, together with such lists, exhibits and letters, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

     .102 Knowledge. Whenever any statement herein or in any list, certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another Person, such party or other Person shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.

     .103 Governing Law. This Agreement is made and entered into in the State of California, except to the extent that the provisions of federal law are mandatorily applicable, and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

     .104 Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

     .105 Severability. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

     .106 Waiver and Modification; Amendment. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement and the Agreement of Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of Sunwest and West Coast without action by their respective shareholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

     .107 Attorneys' Fees. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.


ATTEST:                                  WEST COAST BANCORP



                                         By:      /s/ Eric D. Hovde
-------------------                      ---------------------------------------
Secretary                                Name:  Eric D. Hovde
                                         --------------------
                                         Title:   President
                                         ---------------------------------------



ATTEST:                                 SUNWEST BANK



                                        By:      /s/ James G. LeSieur
-------------------                     ----------------------------------------
Secretary                               Name:  James G. LeSieur
                                        ----------------------------------------
                                        Title:  Chief Executive Officer